Exhibit 10.2

FORM OF
SOTHEBY'S
AMENDED AND RESTATED RESTRICTED STOCK PLAN
RESTRICTED STOCK AGREEMENT

          THIS AGREEMENT, entered into effective as of the <Day> day of <Month>, <Year> between SOTHEBY'S, a Delaware corporation (the "Corporation"), and <Full Name> (the "Participant").

WITNESSETH:

          WHEREAS, the Board of Directors of the Corporation (the "Board") has established the Sotheby's Amended and Restated Restricted Stock Plan, (the "Plan") in order to provide employees of the Corporation and its Subsidiaries with a favorable opportunity to acquire shares of the Corporation's Common Stock as an inducement to remain in the service of the Corporation or a Subsidiary and to promote the Participant’s commitment to the success of the Corporation during such service.

          NOW, THEREFORE, it is agreed as follows:

          1.           Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made an integral part of this Agreement as if fully set forth herein. In the event of any inconsistency between any provision of the Plan and any provision of this Agreement, the provision of the Plan shall prevail. The Participant hereby acknowledges that he or she has received a copy of the Plan.

          2.           Grant of Restricted Stock. Pursuant to the Plan, the Corporation hereby grants to the Participant effective as of <Date>, <No. of Shares> shares of Common Stock.

          3.           Voting and Dividend Rights. Except as otherwise determined by the Compensation Committee, holders of Restricted Stock shall have the right to vote such shares and the right to receive any dividends with respect to such shares, whether or not the shares of Restricted Stock are vested.

          4.           Termination of Employment. Except in the case of the death, Disability, or Retirement of the Participant, in the event a Participant terminates employment prior to 100% vesting, the Participant’s rights with respect to any shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. A Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death, Disability or Retirement or in the event of a Change of Control of the Corporation (as defined in the Plan.)

          5.           Securities Law Requirements.

          (a)           Regardless of whether the offering and sale of the shares of Common Stock under the Plan have been registered under the United States Securities Act of 1933, as amended (the “Act”), or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. In the event that the sale of such shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, the Participant shall be required to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

          (b)           Stock certificates-evidencing such shares awarded under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

          Any determination by the Corporation and its counsel in connection with any of the matters set forth in this paragraph shall be conclusive as to all binding persons.

          6.           Rights as an Employee. Nothing in the Plan or this Agreement shall be construed to give the Participant or any person the right to remain in the employment of the Corporation or a Subsidiary or to affect the right of the Corporation or Subsidiary to terminate the Participant’s or such other person’s employment at any time with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the Participant’s employment is “at will.”

          7.           Inspection of Records. Copies of the Plan, records reflecting the Participant’s Restricted Stock award(s), and any other documents and records which the Participant is entitled by law to inspect shall be open to inspection by the Participant and his or her duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

          8.           Notices. Any notice to the Corporation contemplated by this Agreement shall be addressed to the attention of the Corporation’s Human Resource Department at 1334 York Avenue, New York, New York 10021; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

          9.           Interpretation. The interpretation, construction, performance, and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee’s determinations shall be conclusive and binding on all interested persons.

          10.         Choice of Law. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of New York.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

               SOTHEBY’S

By:_________________________
Its:

Dated:_______________________

By:_________________________
          Participant’s Signature

Dated:_______________________

SCHEDULE 1

Employee:	<Full Name>
Date of Grant:	<Date>
No. of Shares of
Restricted Stock Awarded:	<Number of Shares>

RIGHT TO EXERCISE

Subject to the terms of the Plan and the conditions set forth in this Agreement, the Restricted Stock awarded subject to this Agreement shall vest as follows:

Number of Shares Vested	Vesting Date

<No of shares> (25% of shares)	<Date> (1st anniversary of date of grant)

<No of shares> (25% of shares)	<Date> (2nd anniversary of date of grant)

<No of shares> (25% of shares)	<Date> (3rd anniversary of date of grant)

<No of shares> (25% of shares)	<Date> (4th anniversary of date of grant)